Kendle



Kendle on the Move

as of March 31, 2005

Safe Harbor

Information herein contains forward-looking statements pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based largely on management's expectations and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include competitive factors, outsourcing trends, contract terms, exchange rate fluctuations, the Company's ability to manage growth and to continue to attract and retain qualified personnel, the Company's ability to complete acquisitions and to integrate newly acquired businesses and consolidation within the industry and other factors described in the Company's filings with the Securities and Exchange Commission.

Kendle

Global Clinical Development Arena

- Estimated total CRO market opportunity for 2005 is $13.0 billion to $15.0 billion
- Outsourcing Penetration – 2005 estimated at 21% to 28%
- Projected CAGR for the CRO market is approximately 14.0% 2003-2008
- Outsourced spending expected to double relative to R&D spending

Traditional Drivers of Outsourcing

- Increase in pharmaceutical R&D spending (compared to lows of 2003)
- Biotech investment
- Increases in study size and complexity
- Concerns over drug safety testing – calls for more thorough testing and increased safety surveillance
- Pharmaceutical industry looking for more efficiency in the clinical research process
- Globalization of clinical development

Changing Outsourcing Environment

- Consolidation of pharmaceutical industry
- Desire to work with fewer providers to the benefit of global, full-service providers
- An increase in the use of preferred provider agreements
- Patient recruitment becoming key issue – Demand soon will outstrip the capacity of the current trial infrastructure (both patients and physicians)
- Pharmaceutical industry spotlight on therapeutic expertise (e.g., oncology, CNS)
- Pharmaceutical industry putting pressure on the contract research groups to be faster and more efficient

The Kendle View

Kendle Global Quantitative Research

- Quantitative survey conducted September 2004
- Respondents included senior-level decision makers at pharmaceutical and biotechnology companies who outsource clinical trials
- A total of 300 in-depth telephone interviews were completed
- Geography included United States and Western Europe

*Kendle proprietary information, not to be disclosed in any way

The Kendle View


Don't Know
2%
Decrease
10%
Stay the
Same
38%
Increase
50%
If increase, what phases?
Phase 1 studies
46%
Phases 2 and 3 studies
87%
Phases 3b and 4 studies
64%
Regulatory Services
35%
Biometrics
71%
0%
20%
40%
60%
80%
100%

Base: 300

Q14 In the next 2 years, do you think your company's outsourcing of clinical trials to CROs will . . . ?
Q15 For which of the following phases or services do you think your company will increase its use of outsourcing?

***Kendle proprietary information, not to be disclosed in any way**

The Top 5 Selection Criteria for a CRO are:

1. Project Management
2. Communication
3. Expertise
4. Delivery of milestones on time
5. Retention of patients

***Kendle proprietary information, not to be disclosed in any way**

Market Context for Kendle

Clinical Development

Discovery	Pre-Clinical	Phase I, II, III, IIIB, IV

Launch	Growth	Maturity	Decline

Commercialization

- Kendle is one of the world’s leading clinical development organizations
- Kendle competes in the Phase I-IV market valued at approximately $5.6 billion in 2005
- Kendle grew gross sales at nearly three times market in 2004
- Kendle has grown through focus on core competencies

Optimizing Customer Relationships


Value
Ad Hoc
Fee For Service
Preferred Provider
Partner
Alliance
Integration

Kendle 2005

Corporate Imperatives

Restore Growth and Profitability	Maximize Quality and Increase Capability
Focus on our Customer and Build our Brand	Develop Talent and Reward Performance

Kendle Core Competencies



Kendle Clinical Development



Kendle Regulatory Affairs



Kendle Biometrics



Kendle Late Phase

Perceived Strengths for Kendle


High Importance/High Performance
HIGHER
Project Management
Communications
Delivery
On time
Employee Expertise
Capabilities
Patient
Retention
Accurate
Data
Geographic Coverage
How
customers
see
importance
of indicators
How customers rated Kendle performance
LOWER
HIGHER

*Kendle proprietary information, not to be disclosed in any way

Project Leadership at the Heart of Delivery and Communication


Full Accountability
Direct Access to Senior Management
Kendle Project Leader
Enhanced Communication
Proactive Solution focus

- *CenterWatch* recognition in 2003
- Winner of Pharmaceutical Times Project Team of the Year, 2005

Staying Ahead of the Industry Trend

Therapeutics

Project portfolio aligned with industry clinical development priorities


1st
2nd
Oncology
CNS

Leadership within therapeutic areas:

- Adjunctive therapy in Oncology
- Inflammation development experience best in class
- Suite of Respiratory studies
- Delivery of challenging studies e.g: pediatric GERD

Customer Loyalty - Key to Healthy Future

Of Kendle customers responding to a worldwide customer satisfaction survey in January 2005*:

90% would recommend Kendle to a colleague

Half of surveyed respondents report referral from a colleague as their primary source of information for CRO selection**

* Kendle Global Satisfaction Survey January, 2005
**Kendle proprietary information, not to be disclosed in any way

Growth in Customer MSA Versus Prior Year


+26%
+42%
2003
2004

More strategic relationships lead to win/win efficiencies

Growth in Number of RFPs Received

Large $ value awards


+14%
2003
2004
-14.4%

Strong Growth in Net Sales


2005
2004
2003
$Million
38
51
66
21
53
36
62
53
63
Q1
Q2
Q3
Q4

Gross Book-to-Bill Ratio


2005
2004
2003
1.6
1.5
1.4
1.3
1.2
1.1
1
0.9
0.8
0.7
0.6
0.5
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1

Financial Results

	THREE MONTHS ENDED Mar. 31 2005	2004
NET SERVICE REVENUES*	$47,687	$40,786
OPERATING INCOME*	$2,849	$696
OPERATING MARGIN	6.0%	1.7%
DILUTED EARNINGS PER SHARE	$0.16	$0.05
NORTH AMERICAN REVENUE %	57%	61%

*** (000s)**

Net Revenue Growth Comparison


Q1 2005
13.5%
16.9%
Peer* Group
Kendle


2004
9.9%
10.7%
Peer* Group
Kendle

* Peer Group includes Covance, PPD, Parexel, PRA and ICON.

Operating Margin Comparison


Q1 2005
2004
13.0%
6.0%
13.5%
3.9%
Peer Group
Kendle
Peer Group
Kendle

* Peer Group includes Covance, PPD, Parexel, PRA and ICON.

Kendle

Financial Highlights

Q1 2005 OPERATING CASH FLOW	$4.1 million
CASH AND AVAILABLE-FOR-SALE SECURITIES	$32.1 million
WORKING CAPITAL	$43.4 million
TOTAL ASSETS	$159.4 million
CREDIT FACILITY DEBT	$9.2 million
SHAREHOLDERS' EQUITY	$104.1 million

2005 Guidance

	2004	2005 est	Growth
Net Service Revenue*	$172.9	$200 - $210	15.7% - 21.5%
EPS	$0.27	$0.65 – $0.70	140.7% - 159.3%

* Millions

Why Invest in Kendle?

Significant improvement – Q1 2005 vs. Q1 2004

- New business awards of $73 million, up 38 percent
- Total business authorizations of $256 million, up nearly 32 percent
- Net service revenues of $48 million, up 17 percent
- EPS grown to $0.16 per share, up over 200 percent
- Continued strong cash flow

Real people. Real results.®